SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of August 31, 2007, by and among PAY BY THE DAY HOLDINGS, INC., a Nevada corporation (“PBDH”), and PAY BY THE DAY COMPANY INC., an Ontario corporation (“PBDI”), and the shareholders of PBDI incorporated herein (collectively the “Shareholders”).

1. RECITALS

This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

                1.1          PBDH desires to issue a total of 200,000 shares of its common stock (the "Buyer Shares") to the PBDI in exchange for the PBDI Shares.

1.2           PBDI and the Shareholders desire to exchange the PBDI Shares for the Buyer Shares in accordance with the terms and conditions of this Agreement.

1.3          PBDH, PBDI, and the Shareholders desire that this transaction be consummated.

1.4           The Shareholders desire to exchange the PBDI shares for the Buyer Shares in accordance with the terms of the Agreement.

2.  EXCHANGE AND ISSUANCE OF SHARES

2.1           Exchange of Buyer Shares: PBDH shall exchange and deliver to the PBDI and the Shareholders a total of 200,000 restricted shares of the common stock of PBDH.

2.2           Exchange of PBDI Shares:  At the Closing, the PBDI and the Shareholders shall exchange and deliver to PBDH a total of 1,000 shares of the common stock of PBDI which represents one hundred percent (100%) of the issued and outstanding shares of PBDI.  PBDI will become a wholly owned subsidiary of PBDH.

2.3            Nature of Buyer Shares:  The Buyer Shares shall be issued with a restrictive legend in accordance with the rules and regulations of the Securities and Exchange Commission.

2.4  Private Sale Acknowledgment:  The parties acknowledge and agree that the exchange and issuance of the Buyer Shares is being undertaken as a private sale pursuant to Section 4(2) of the Securities Act of 1933, as amended and Nevada Statutes, and is not being transacted via a broker-dealer and/or in the public market place.

3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

PBDH represents and warrants to  PBDI and the Shareholders as follows:

3.1            Organization: PBDH is a corporation duly incorporated and validly existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings.

3.2           Capitalization:  The authorized capital of PBDH consists of 100,000,000 common shares with a par value $.001, of which 50,000 common shares have been issued and are currently outstanding.

3.3           Books and Records:  All material transactions of PBDH have been promptly and properly recorded or filed in or with its books and records and the Minute Book of PBDH contains records of all meetings and proceedings of the shareholders and directors thereof.

3.4           Legal Compliance:  To the best of its knowledge, PBDH is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which PBDH is subject or which apply to it or any of its assets.

3.5           Adverse Financial Events: PBDH has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

3.6           Disputes, Claims and Investigations:  There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of PBDH threatened against or affecting PBDH at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

3.7           Employee Liabilities: PBDH has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.

3.8  No Conflicts or Agreement Violations:  The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of PBDH or of any agreement to which PBDH is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by PBDH and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of PBDH.

3.9  Validly Issued and Authorized Shares:  That the PBDH Shares will be validly authorized and issued by PBDH, they will be fully paid and non-assessable and they will be issued in full compliance with all federal and state securities laws.

3.10  Corporate Authority:  The officers or representatives of PBDH executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors and shareholders of PBDH.

4.	REPRESENTATIONS OF PBDI AND THE SHAREHOLDERS

PBDI hereby represents and warrant as follows:

4.1           Share Ownership:  That the SHAREHOLDERS are the owners, beneficially and of record, of the PDBI Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

4.2           Transferability of PBDI Shares:  That SHAREHOLDERS have full power to transfer the PBDI Shares to PBDH without obtaining the consent or approval of any other person or governmental authority.

4.3           Validly Issued and Authorized Shares:  That the PBDI Shares are validly authorized and issued, fully paid, and nonassessable, and the PBDI Shares have been so issued in full compliance with all securities laws of Ontario Canada.

4.4           Organization: PBDI is a corporation duly incorporated and validly existing under the laws of  the Province Ontario and is in good standing with respect to all of its regulatory filings.

4.5           Capitalization:  The authorized capital of PBDI consists of ___ common shares, par value US$0._ of which 1000 common shares are issued and outstanding as fully paid and non-assessable shares.

4.6           Books and Records:  All material transactions of PBDI have been promptly and properly recorded or filed in or with its books and records and the Minute Book of PBDI contains records of all meetings and proceedings of the shareholders and directors thereof.

4.7           Legal Compliance: PBDI is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which PBDI is subject or which apply to it or any of its assets.

4.8           Adverse Financial Events: PBDI has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

4.9           Disputes, Claims and Investigations:  There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of PBDI threatened against or affecting PBDI at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

4.10           Employee Liabilities: PBDI has no liability to former employees or any liability to any government authorities with respect to current or former employees.

4.11           No Conflicts or Agreement Violations:  The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of PBDI or of any agreement to which PBDI is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by PBDI and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of PBDI.

4.12           No Liens:  That PBDI has not received a notice of any assignment, lien, encumbrance, claim or charge against the PBDI Shares.

4.13           Corporate Authority:  The officers or representatives of PBDI executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Boards of Directors and shareholders of PBDI.

4.14           Business of PBDI: PBDI is in the business of financing of computers and consumer electronics and owns the assets and intellectual property listed in Schedule C attached hereto free of all encumbrances. The assets listed in Schedule C are all the assets used in the operation of PBDI’s business.

4.15           Operation: Until the Closing PBDI will continue to operate its business in the normal course and will not enter any material contracts or incur material obligations without the written consent of the PBDH.

5.  CLOSING, ESCROW HOLDER AND CONDITIONS TO CLOSING

5.1           Exchange Closing:  The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204 Manalapan, NJ 07726 or such other place as agreed by the parties at such time and place as may be agreed among by the parties, but in no event later than September 30, 2007.

5.2           Closing Conditions:  Prior to the Closing the following will be required:

5.2.1.    Delivery of PBDI Shares:  PBDI shall deliver to PBDH the certificate or certificates representing the PBDI Shares, duly endorsed for transfer accompanied by a duly executed assignment of the PBDI Shares to PBDH. The PBDI will deliver the PBDI Shares in escrow to Anslow & Jaclin, LLP, Attention: Gregg Jaclin, who will be instructed to hold the PBDI Shares in escrow on the terms set out in this Agreement pending Closing. If Closing does not occur as set out herein, Anslow & Jaclin, LLP are instructed and authorized to return the PBDI Shares to PBDI.

5.2.2.     Delivery of Buyer Shares: PBDH shall deliver to PBDI certificates representing the Buyer Shares registered in the names of  Jordan Starkman as set forth in Schedule “A” to Anslow & Jaclin, LLP who will on Closing deliver the Buyer Shares to a representative of PBDI.  If Closing does not occur as set out herein, Anslow & Jaclin, LLP are instructed and authorized to return the Buyer Shares to the PBDH.

5.2.3.    Requisite Corporate Resolutions:  Each party shall deliver to the other certified copies of resolutions from their respective Boards of Directors and shareholders authorizing the subject transaction.

5.2.4.     Satisfactory Completion of Due Diligence:  PBDI shall deliver to the other written notice that it has completed its due diligence investigation and is satisfied with the results of such investigation.

5.2.5.    Audited financial statements of PBDI in US GAAP for the 2 years to the end of PBDI’s fiscal year end and unaudited statements for any quarters ending after the fiscal year end but prior to the Closing Date. PBDI agrees to provide these within 45 days of execution of this Agreement.

5.2.6.     An 8-K for filing with the SEC with registration statement level disclosure about the business and management of PBDI and the acquisition of PBDI by the PBDH, as prepared by the PBDH. PBDI will provide full disclosure and assistance as requested by the PBDH and its advisors for the purpose of preparing such filing.

5.3           Close of Transaction:  The subject transaction shall "close" upon the satisfaction of the above conditions.

       5.4     Notices: All notices given pursuant to this Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the parties as set forth below.  Any party hereto may by notice so given change its address for any future notices:
  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ALONE

The Shareholders alone further represent and warrant to Buyer as follows with respect to the Buyer Shares:

5.5           Financially Responsible:  That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

5.6           Investment Experience:  That they have had experience in the business of investments in one or more of the following: (i) investment experience with securities such as stocks and bonds; (ii) ownership of interests in partnerships, new ventures and start-up companies; (iii) experience in business and financial dealings; and that they can protect their own interests in an investment of this nature and they do not have an "Investor Representative", as that term is defined in Regulation D of the Securities Act of 1933 and do not need such an Investor Representative.

5.7           Investment Risk:  That they are capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all their investment capital and the lack of a liquid market, such that they may not be able to liquidate readily the investment whenever desired or at the then current asking price.

5.8           Access to Information:  That they have had access to the information regarding the financial condition of Buyer and they were able to request copies of such information, ask questions of and receive answers from Buyer regarding such information and any other information their desires concerning the Buyer Shares, and all such questions have been answered to their full satisfaction.

5.9           Private Transaction:  That at no time was were they presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

5.10           Investment Intent:  The Buyer Shares are not being purchased with a view to or for the resale or distribution thereof and they have no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

5.11           Due Diligence:  That the Shareholders shall have completed a due diligence review of the affairs of Buyer and are satisfied with the results of that review.

If to PBDH:	Anslow & Jaclin, LLP
Att: Gregg E. Jaclin, Esq.
195 Route 9, South, Suite 204
Manalapan, NJ 07726

With a copy to:	Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Attention: Gregg Jaclin
Tel: (732) 409-1212
Fax: (732) 577-1188

If to PBDI or:	193 Jardin Drive, 2nd Fl West
SHAREHOLDERS	Concord, ON L4K 1X5

6.  COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

6.1           Cooperation of Parties:  The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

6.2           Interpretation of Agreement:  The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

6.3           Modification of Agreement:  This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto.  Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

6.4           Attorney Fees:  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

6.5           Entire Agreement:  This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

6.6           Counterparts:  This Agreement may be signed in one or more counterparts.

6.7           Facsimile Transmission Signatures:  A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

6.8           Accounting/Legal Fees: PBDH hereby agrees to pay for any and all reasonable and necessary accounting and legal fees, including any audit required to comply with the filing requirements of the Securities and Exchange Commission.

7. CONFIDENTIALITY AND STANDSTILL AGREEMENT

7.1           Confidentiality: PBDI acknowledges that the PBDH is a public company and has an obligation to disclose all material information about its affairs. The Shareholders agree that they will not trade in the securities of the PBDH while in possession of, nor will they inform others of (except on a need to know basis), any non-disclosed material information about the PBDH.

7.2           Standstill: PBDI agrees that they will not for a period of 90 days after execution hereof, negotiate with any party other than the PBDH as to the disposition or development of the Business. The parties may extend the term of this clause by mutual agreement.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first-above written.

PBDH:

PAY BY THE DAY HOLDINGS, INC,
A Nevada corporation

By  /s/
Its: President

PAY BY THE DAY COMPANY INC.,
An Ontario corporation

By: /s/
JORDAN STARKMAN
Its: President

SHAREHOLDERS

By:  /s/
JORDAN STARKMAN

SCHEDULE “A”
Allocation of Shares

Total of  ____ shares to be issued as follows:

Schedule B

Financial statement of PBDH as of  __, 2007

Schedule C

Assets and Intellectual Property of PBDI

As of __, 2007